                                                                    EXHIBIT 10.4

NATIONSBANK, N.A.

                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement") dated as of July 13, 1998, by and between NationsBank, N.A., a national banking association ("Bank") and the Borrower described below.

         In consideration of the Working Capital Loan and the Working Acquisition Facility Loan described below (collectively hereinafter described as the "Loans") and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  A. Borrower: American Aircarriers Support, Incorporated
                     a Delaware corporation

                  B. Borrower's Address:

                         3516 Centre Circle Drive
                         Fort Mill, South Carolina  29715

                  C. Current Assets. Current Assets means the aggregate amount of all of Borrower's assets which would, in accordance with GAAP, properly be defined as current assets.

                  D. Current Liabilities. Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

                  E. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                  F. Loan(s). Any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

                  G. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

                  H. Tangible Net Worth. Tangible Net Worth means the amount by which total assets exceed total liabilities in accordance with GAAP, less leasehold improvements, organizational expense, transfers to affiliates, employees, shareholders and related parties, and all other intangible assets.

                  I. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

         2. LOANS.

                  A. Working Capital Loan. On or about April 9, 1998, Bank made a loan in the aggregate principal face amount of $10,000,000.00 for a term ending on September 30, 1998. On or about May __, 1998, American Air Carriers, Inc., a South Carolina corporation was merged into Borrower, and Borrower expressly assumed all of the terms, conditions and obligations of said loan. Borrower has requested that Bank amend said loan to include but not limited to an extension of the term until June 30, 2000. Therefore in lieu of said loan, Bank hereby agrees to make (or has made) the Working Capital Loan to Borrower in the aggregate principal face amount of $10,000,000.00. The obligation to repay the Working Capital Loan is evidenced by a promissory note or notes dated July 13, 1998, the promissory note or notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Working Capital Note") having a maturity date, repayment terms and interest rate as set forth in the Working Capital Note. A copy of the Working Capital
Note is attached marked Exhibit 2A. The proceeds of the Working Capital Loan shall be used for working capital, capital expenditures and other lawful corporate purposes.

                           i. Revolving Credit Feature. The Working Capital Loan
provides for a revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow funds. The obligation of the Bank to make any advance or to issue any Letter of Credit shall be subject to satisfaction by the Borrower that the representations and warranties set forth in Section 3 hereof shall be true and correct in all material respects on the Closing Date. Each advance made at the request of the Borrower hereunder shall be deemed to be a reaffirmation on the date of such transaction as to the matters specified in the representations and warranties in Section 3. Advances on this Working Capital Loan will be requested by telephonic or written communication from a person reasonably believed by the Bank to be an authorized representative of the Borrower. Unless otherwise agreed by the Bank, all advances will be made to a demand deposit account maintained at the Bank in the name of the Borrower.

                           ii. Borrowing Base. The Working Capital Loan is
subject to the Borrowing Base Agreement attached hereto as Exhibit 2Aii and by reference made a part hereof.

                                    a. Advances. The Bank agrees, on the terms
herein set forth, to make advances to the Borrower from time to time during the period from the date hereof to the Termination Date for purposes of financing working capital (accounts receivable and inventory), aircraft engine leasing, issuance of letters of credit and for general corporate purposes); provided that immediately after giving effect to each advance, the Line plus the Letter of Credit obligations shall not exceed the lesser of the amount of the Working Capital Note or the Borrowing Base. Each advance shall be in the aggregate amount of $1,000.00, or a multiple thereof, and shall be debited by the Bank to the Working Capital Note. Within the limits herein set forth and as requested by the Borrower, the Bank shall make advances, accept payments and prepayments pursuant to the terms hereof, and re-advance any amount so paid or prepaid.

                                    If on any date, the Working Capital Note
Balance plus the Letter of Credit Obligations exceeds the Borrowing Base, the Borrower shall immediately pay the then outstanding Working Capital Note Balance in an amount sufficient to reduce such excess to zero (0). The Borrower shall pay the outstanding balance on the Termination Date.

                           iii. Letter of Credit Subfeature. As a subfeature
under the Working Capital Loan, Bank may from time to time up to and including June 1, 2000, issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $2,000,000.00. No Letter of Credit shall have an expiration date subsequent to June 25, 2000. The undrawn amount of all Letters of Credit plus any and all amounts paid by Bank in connection with drawings under any Letter of Credit for which the Bank has not been reimbursed shall be reserved under the Line and shall not be available for advances thereunder. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid in accordance with the terms of the Line; provided however, that if the Line is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Line. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit Borrower's deposit account with Bank for the amount of such draft.

                                    a. The request for the issuance of a Letter
of Credit shall be submitted to the Bank at least three business days prior to the requested date of issuance.

                                    b. In the event of any drawing under any
Letter of Credit, the Bank will promptly notify the Borrower. Unless the Borrower shall immediately notify the Bank of its intent to otherwise reimburse the Bank, the Borrower shall be deemed to have requested an advance in the amount of the drawing, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances, irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Bank, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                                    c. Indemnification; Nature of Bank's Duties.

                                             (1) In addition to its other
obligations under this Section, the Borrower hereby agrees to protect, indemnify, pay and save the Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorney fees) that the Bank may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of any Letter of Credit, or
(b) the failure of the Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Governmental Acts").

                                                     (a) As between the Borrower
on the one hand and the Bank on the other hand, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should, in fact, prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (iv) for errors in interpretation of technical terms; (v) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vi) for any consequences arising from causes beyond the control of the Bank, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of the Bank's rights or powers hereunder.

                                                     (b) In furtherance and
extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Bank under any resulting liability to the Borrower. It is the intention of the parties that this Loan Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Bank shall not, in any way, be liable for any failure by the Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Bank.

                                                     (c) Nothing in this
Subsection (c) is intended to limit the reimbursement obligation of the Borrower contained in this Loan Agreement. The obligations of the Borrower shall survive the termination of this Loan Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Bank to enforce any right, power or benefit under this Loan Agreement.

                                                     (d) Notwithstanding
anything to the contrary contained in this Subsection (c), the Borrower shall have no obligation to indemnify the Bank in respect of any liability incurred by the Bank arising solely out of the gross negligence or willful misconduct of the Bank as determined by a court of competent jurisdiction.

                                                     The Borrower shall pay the
Bank its standard fees in effect from time to time in connection with the issuance of each Letter of Credit. Each such fee shall be payable in advance on the date of the issuance of the applicable Letter of Credit.

                  B. Acquisition Loan. Bank hereby agrees to make (or has made) the Acquisition Loan to Borrower in the aggregate principal face amount of $20,000,000.00. Aggregate advances under the Acquisition Loan shall not exceed $10,000,000.00 per year. The obligation to repay the Acquisition Loan shall be evidenced by a promissory note or notes (the promissory note or notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Acquisition Note") having a maturity date, repayment terms and interest rate as set forth in the Acquisition Note. A copy of a Specimen Acquisition Note is attached marked Exhibit 2B. The proceeds of the Acquisition Loan shall be used to finance cash consideration paid related to permitted acquisitions of entities which engage in similar business to that presently conducted by the Borrower.

                           i. The Borrower shall pay Bank an Unused Commitment
Fee on the portion of the Acquisition Loan which has not been advanced. Said Unused Commitment Fee shall be due and payable quarterly in arrears in accordance with the Performance Pricing Grid set forth below.

      Level         Senior Funded Debt to EBITDA              Unused Fee
   -----------      ----------------------------              ----------
        A                 >3.00 and =<3.50            20.0 Basis Points ("BPS")
        B                 >2.50 and =<3.00            20.0 BPS
        C                 >2.00 and =<2.50            15.0 BPS
        D                 >1.50 and =<2.00            15.0 BPS
        E                 >1.00 and =<1.50            10.0 BPS
        F                 <1.00                       10.0 BPS

                           ii. Advances under the Acquisition Loan shall be
conditioned upon the Borrower evidencing compliance with all financial covenants (on a proforma basis inclusive of permitted acquisitions), there being no other Events of Default in existence under the Loan Agreement, and the Bank's prior written consent which shall not be unreasonably delayed or denied in reference to acquisitions with a purchase price in excess of $2,000,000.00. Further, availability under the Acquisition Loan shall be conditioned upon the Borrower demonstrating to the satisfaction of the Bank a Senior Funded Debt/EBITDA ratio of less than 2.5 to 1.0 on a trailing four quarter basis, on a pro forma basis inclusive of each permitted acquisition and calculated on a consolidated basis at the closing of such acquisition.

         3. FEES. Borrower shall pay a commitment fee of $50,000.00 annually, payable on each June 10th during the term of either of the loans.

         4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

                  A. Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

                  B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and, to the best of Borrower's knowledge after due inquiry, Borrower is in compliance with all laws and regulatory requirements to which it is subject.

                  C. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

                  D. Litigation. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                  E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

                  F. Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

                  G. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

                  H. Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since December 31, 1997. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

                  I. Place of Business. Borrower's chief executive office is located at

                              3516 Centre Circle Drive
                              Fort Mill, South Carolina  29715           .

                  J. Environmental. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

                  K. Stock. The outstanding stock of Borrower is owned as set forth in Exhibit 4K.

                  L. Year 2000. Borrower has (i) begun analyzing the operations of Borrower and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and; (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower. Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower. Borrower will promptly notify the bank in the event the Borrower determines that any computer application which is material to the operations of Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except too the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower.

                  M. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

         5. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                  A. Financial Condition. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

                           i. Maintain Maximum Consolidated Senior Funded Debtor
plus Subordinated Debt to trailing four quarters EBITDA of less than 3.50 to 1.0 at all times.

                           ii. Maintain at all times a Minimum Net Worth of 90%
of the actual value at Closing with step-ups equal to 85% of net income after tax annually and 100% of the net proceeds of any equity issuances.

                           iii. Maintain Fixed Charge Coverage ration of (EBITDA
less dividends, less taxes)/(cash interest + scheduled principal repayments) measured on a rolling four quarter basis of 1.25 to 1.0.

                  B. Financial Statements and Other Information. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

                           i. Furnish to Bank audited financial statements to
include statements of financial condition, income, cash flows, and changes in shareholder equity of Borrower for each fiscal year of Borrower, within 120 days after the close of each such fiscal year.

                           ii. Furnish to Bank internally prepared financial
statements (including a balance sheet and profit and loss statement) of Borrower and each guarantor for each quarter of each fiscal year of Borrower, within 45 days after the close of each such period.

                           iii. Furnish to Bank a compliance certificate for
(and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

                           iv. Furnish to Bank promptly such additional
information, reports and statements respecting the business operations and financial condition of Borrower and guarantor, respectively, from time to time, as Bank may reasonably request.

                  C. Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

                  D. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

                  E. Adverse Conditions or Events. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000.00.

                  F. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

                  G. Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

                  H. Environmental. Immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three
(3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

                  I. Additional Covenants. The Borrower shall comply with those additional covenants set forth on Exhibit "4I" attached hereto and by reference made a part hereof.

                           i. Security Agreement. The Borrower shall assign and
grant Bank a first security agreement in any and all of Borrower's accounts and other rights of Borrower to the payment for goods sold or leased or for services rendered whether or not earned by performance, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, and any and all amounts due to Debtor from a factor or other forms of obligations and receivables, now existing or hereafter arising out of the business of Borrower; any and all of Borrower's goods held as inventory. A copy of the Security Agreement is attached marked Exhibit 5Ii.

                           ii. Guaranty. The Loans shall be unconditionally and
fully guaranteed by all subsidiaries and affiliates of Borrower in accordance with the guaranty attached hereto. Further said guaranty(s) shall be secured by a first priority security interest in all of the present and future assets of the Guarantor(s) including without limitation, accounts receivable, inventory, real property, machinery, equipment, contracts, trademarks, copyrights, patents license agreements and general intangibles. The Bank shall receive a perfected pledge of all of the outstanding capital stock of each subsidiary of the Borrower. A copy of the Guaranty is attached marked
Exhibit 5Iii.

                           iii. Assignment of Insurance. The Borrower shall
cause a first priority assignment of the proceeds of a life insurance policy issued by an insurance company satisfactory to the Bank on the life of Karl F. Brown in the amount of $1,000,000.00.

         6. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                  A. Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or form or acquire any subsidiary, except as provided in paragraph 2B.

                  B. Lease Expenditures. Incur new obligations for the lease or purchase of real or personal property requiring payments in any fiscal year in excess of an aggregate of $250,000.00, except as provided in paragraph 2B.

                  C. Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, without prior written consent of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

                  D. Extensions of Credit. Make or permit any subsidiary to make, any loan or advance to any person or entity, or purchase or otherwise acquire, or permit any subsidiary to purchase or other wise acquire, any capital stock, assets, obligations, or other securities of , make any capital contribution to, or otherwise invest in or acquire any interest in any entity, or participate as a partner or joint venturer with any person or entity, except as set forth in paragraph 2B or for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year.

                  E. Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                  F. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                  G. Management Change. Make any substantial change in its present executive or management personnel or that Karl Brown ceases to be active in the day to day operations of the Borrower.


         7. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loan or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation.

         8. REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

         9. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrower:

                  American Aircarriers Support, Incorporated
                  3516 Centre Circle Drive
                  Fort Mill, York County, SC  29715
                  Fax. No. (803) 548-2207

         with copy to:

                  David M. Furr
                  Gray, Layton, Kersh, Solomon, Sigmon, Furr & Smith, P.A. P.O. Box 2636
                  Gastonia, NC  28053-2636
                  Phone No. (704) 865-4400
                  Fax No. (704) 866-8010


         Bank:    NationsBank, N.A.
                  ATTENTION:  PAUL REHKOW
                  Metrolina Commercial Region
                  NationsBank Plaza
                  NC1 002-03-10, Mecklenburg County
                  Charlotte, NC  28255
                  Fax No. (704) 386-1023

         with copy to:

                  Allan W. Singer
                  Mitchell, Rallings, Singer, McGirt & Tissue, PLLC
                  1800 Carillon
                  227 West Trade Street
                  Charlotte, NC  28202
                  Phone No. (704) 376-6574
                  Fax No. (704) 342-1531

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

                  A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

                  B. If sent by any other means, upon delivery.

         10. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents.

         11. MANDATORY PREPAYMENTS. Unless otherwise permitted in writing by the Bank, the Loans will be prepaid by an amount equal to (a) 100% of the net cash proceeds of all asset sales (other than asset sales completed in the normal course of business) by the Borrower or any subsidiary of the Borrower (including stock of subsidiaries) (b) 75% of the net cash proceeds from the issuance of equity by Borrower or any of its subsidiaries; and (c) 100% of the net cash proceeds from the issuance of debt by Borrower or any of its subsidiaries.

         12. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                  A. Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                  B. Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of North Carolina and applicable United States federal law.

                  C. Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

                  D. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                  E. Partial Invalidity. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  F. Indemnification. Notwithstanding anything to the contrary contained in Section 10(G), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

                  G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

                  H. Field Exam. Bank will conduct a field exam, at the Bank's expense, to confirm the appropriateness of the above parameters and overall advances of the Borrowing Base as collateral. The field exam shall occur between July 1, 1998 and July 31, 1998. Ratios for advances under the Loans and eligibility requirements hereunder are subject to change as a result of said field exam.

                  I. Opinion of Borrower's Counsel. Prior to Closing, Borrower shall provide Bank with an opinion of its counsel in form and substance satisfactory to Bank and its counsel.

         13. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         14. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:  American Aircarriers Support,     BANK:  NationsBank, N.A.
               Incorporated
By:    /s/ Karl F. Brown        (Seal)   By:    /s/ Paul W. Rehkow       (Seal)
       -------------------------                -------------------------
Name:  Karl F. Brown                     Name:  Paul W. Rehkow
       -------------------------                -------------------------
Title: President/CEO                     Title: Assistant Vice President
       -------------------------                -------------------------
         [Corporate Seal]

If the Borrower is a corporation, the signature should be attested by the Secretary or Assistant Secretary of the corporation and the corporate seal affixed.

By:    /s/ David M. Furr        (Seal)
       -------------------------
Name:  David M. Furr
       -------------------------
Title: Secretary
       -------------------------
         [Corporate Seal]

                                 EXHIBIT 2.A.ii.

                            BORROWING BASE AGREEMENT

         Borrower will agree to maintain a borrowing base (hereinafter referred as "Borrowing Base") satisfactory at all times to Bank with the following parameters.

         If outstandings under the Loans are $6,000,000.00 or less, a monthly Borrowing Base certification will not be required. However, should outstandings under the Loan exceed $6,000,000.00, the Bank will require at the time that a draw causes the outstanding balance to exceed $6,000,000.00 and within 10 days of each month and at which outstanding balance continues to exceed $6,000,000.00 Borrowing Base certificate with the following conditions:

         Accounts Receivable. The Bank will lend an amount not to exceed 80 percent of Domestic Receivables less than 90 days from invoice. The Bank will lend an amount not to exceed 80 percent of Foreign Receivables less than 90 days from invoice. Eligible Foreign Receivables shall not exceed $2,000,000.00 of receivable availability under the Borrowing Base. In addition, ineligible accounts receivable will also include an entire account should 50 percent of that account balance be greater than 90 days from invoice.

         Eligible Accounts Receivable shall also specifically exclude:

         (a) any Account Receivable where an invoice has not been issued to the Account Debtor (Unbilled);

         (b) any account which represents and obligation of a Customer or Borrower when 50 percent or more of a Borrower's accounts from such customer are not eligible pursuant to the foregoing formula;

         (c) any Account Receivable which represents an obligation of any local, state or federal government agency or entity (Government);

         (d) any Account Receivable which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment by Borrower to Bank of the Account Receivable arising with respect thereto (Unassignable);

         (e) any Account Receivable arising from "sale on approval", "sale or return", "consignment" or subject to any other repurchase, return or guaranteed sales agreement (Consigned or Guaranteed);

         (f) any Account Receivable where the underlying goods or services have been rejected and/or returned (Rejected and Returned);

         (g) any Account Receivable where delivery to the Account Debtor pursuant to terms of sale has not been completed (Bill and Hold);

         (h) any Account Receivable which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, parent or subsidiary of Borrower (Insiders & Related Parties);

         (i) that portion of aggregate Accounts Receivable due from a given Account Debtor to the extent Borrower also owes amounts to that Account Debtor (Contra);

         Parts Inventory. The Bank will advance an amount not to exceed 60 percent of Borrower's total "parts inventory" (defined as inventory ready for sale excluding whole aircraft engines or leased aircraft engines).

         Eligible Inventory shall also specifically exclude:

         (a) The Bank reserves the right to restrict eligible inventory to Inventory located at Fort Mill, South Carolina, and such other locations as the Bank deems appropriate.

         (b) Inventory either received or sold on consignment (Consigned In and Consigned Out);

         (c) Inventory that the Bank in its sole discretion determines to be slow moving and/or obsolete (Slow Moving and Obsolete);

         (d) Inventory that is not in good condition or that fails to meet any applicable government standards (Defected and Rejected);

         Whole Aircraft Engines (Domestic and Foreign Domiciled). The Bank will advance 90 percent of the lower of cost or appraised value while the aircraft engine is being overhauled (the "Overhaul Period"). The Overhaul Period shall not exceed six (6) months. At the end of the Overhaul Period, the Bank will then advance 90 percent of the lower of total documented engine cost or re-appraised value for a period not to exceed six (6) months (the "Inception Period"). At the end of the Inception Period, the Bank will, for a period thereafter not to exceed six (6) months, lend 75 percent against the lower of engine cost or appraised value. During the following 12 months, the Bank would lend 50 percent against the lower of aircraft engine cost or appraised value. If the aircraft engine has not sold during the preceding twelve-month period, the engine would be deleted from the Borrowing Base unless the aircraft engine is re-appraised by an appraiser acceptable to the Bank and, at the Bank's sole option, the above percentages may be re-applied.

         As additional expenditures are made on the aircraft engine during the Overhaul Period, Borrower shall periodically, but no more frequent than monthly, submit a "report of expenditures" satisfactory to Bank detailing the additional direct overhaul costs against which the Bank may advance 90 percent of the invoiced amount.

         Leased Aircraft Engines. Leased Aircraft Engines will be eligible for advances under separate term notes, which will be withdrawn from the Borrowing Base amount subject to review and assignment of perspective leases. Said determination shall be at the sole discretion of the Bank. These notes will be advanced at the lesser of 80 percent of the aircraft engine's cost or appraised value. Amortization of term notes will be related to the remaining life of the lease, but not to exceed forty-eight (48) months. Borrower will agree to furnish quarterly depreciation reports on each aircraft engine under lease, and a note's balance may not exceed 80 percent of an engine's depreciated value.

         Caps on Borrowing Base Components. Availability under the Borrowing Base shall be capped at $5,000,000.00 for parts inventory, $5,000,000.00 for leased aircraft engines, of which no more than $2,500,000.00 may be leased to foreign lessees, and $2,000,000.00 for Foreign Receivables. There will be no cap within the Working Capital Loan on domestic receivables nor on aircraft engines which have been overhauled and held for resale.

         Total advances under the Working Capital Loan cannot exceed 100 percent of the book value of the Company's core assets (accounts receivable plus inventory).

         Should a whole aircraft engine or leased engine be dismantled into parts inventory, the inventory will be required to be reclassified into the appropriate category under the Borrowing Base.

         In addition to any reporting requirements required under the Working Capital Loan and Security Agreement to which this Borrowing Base Agreement Addendum is attached, the Borrower will submit the following in form and substance satisfactory to Bank:

         Aged Accounts Receivable Trial Balance. Not later than 20 business days after and as of the end of each month, aged from date of invoice.

         Aged Accounts Payable Trial Balance. No later than 20 days after and as of the end of each month.

         Inventory Control Report. In form and content acceptable to Bank and including, but not limited to, an allocation of Finished Goods, Raw Materials, Packaging Materials, Work-in-Process and all Other remaining inventory not later than 20 days after and as of the end of each month.

         Collection of Receivables.

         (a) By Borrower. Until Borrower's authority to do so is terminated, which Bank shall have the right to do at any time after occurrence and continuation of a default, Borrower will at Borrower's own cost and expense but on Bank's behalf and for Bank's account, collect and otherwise enforce as Bank's property and in trust for Bank, all amounts unpaid on Accounts Receivable. As to all money so collected, including all prepayments by Account Debtors, Borrower shall receive in trust, and deliver to Bank in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidence of indebtedness.

         (b) By Bank. At any such termination of Borrower's authority, which Bank shall have the right to do at any time after occurrence and continuation of a default, Bank shall have the right to send notice of assignment and/or notice of Bank's security interest to any and all Account Debtors or any third party holding or otherwise concerned with any of the Accounts Receivable and Inventory and thereafter Bank shall have the sole right to collect the Accounts Receivable and/or take possession of Accounts Receivable and the books, records and systems relating thereto. All of Bank's collection expenses shall be charged to Borrower's account and added to the obligations.

         Bank shall have the right to receive, endorse, and assign and/or deliver in Bank's name or Borrower's any and all checks, drafts, and other instruments for the payment of money relating to Accounts Receivable, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Bank or Bank's designee as Borrower's attorney-in-fact with power to endorse Borrower's name upon any notes, acceptances, checks drafts, money orders, or other evidences of payment or Accounts Receivable and Inventory that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against customers, assignments and verifications of Accounts Receivable and notices to customers; to send verifications of Accounts Receivable to any Account Debtor; to notify the Post Office authorities to change the address for delivery of mail addressed to the undersigned to such address as Bank may designate; to do all other acts and things necessary to carry out this Borrowing Base Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable while advances made pursuant to this Borrowing Base Agreement remain unpaid.

         Bank may, without notice to or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts Receivable or any securities, instruments or insurance applicable thereto and/or release the obligor thereon. Bank is authorized and empowered to accept the return of the goods represented by any of the Accounts Receivable without notice to or consent by Borrower's liability hereunder. Bank does not, by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Bank, and Bank shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

         Collection Account and Lock Box Agreement. Bank and Borrower shall, upon request of Bank, establish and maintain one or more special lock box or blocked accounts for the collection of the Accounts Receivable. Each such special account shall be with a bank satisfactory to the Bank (which may be an affiliate of the Bank) and shall be subject to the Bank's standard form agreement. Any checks or other remittances against Accounts Receivables which are received by the Borrower shall be held in trust for the Bank and turned over by the Borrower to the Bank or to a person designated by the Bank in the identical form received (except for any necessary endorsement) as soon as possible.

         Mandatory Payment. In the event the aggregate principal outstanding balance of advances under the Note exceed the Maximum Amount, Borrower shall immediately and without notice or demand of any kind, make such payments as shall be necessary to reduce the principal balance of the Note below the Maximum Amount.